EXHIBIT 10.6
                                                                    ------------
                                                                       RESTATED

                                 TBC CORPORATION

                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS AGREEMENT was originally entered into as of February 20, 1998, between TBC CORPORATION, a Delaware corporation (the "Company"), and LAWRENCE C. DAY (the "Executive").

         The Company and the Executive have agreed (i) to amend this Agreement in certain respects, effective November 1, 2000; and (ii) for ease of reference, to restate this Agreement to incorporate the new amendments and to reflect the text of this Agreement as in effect on November 1, 2000.

         NOW, THEREFORE, the Company and the Executive hereby agree that the following provisions represent the text of the Executive Employment Agreement between the Company and the Executive, as in effect on November 1, 2000:

         Section 1. Term of Employment.  The Company hereby agrees to employ the
         ---------- -------------------
Executive, and the Executive hereby agrees to continue in the employ of the Company, for a period commencing April 1, 1998 and terminating on the later of September 30, 2002 (the "Ordinary Course Termination Date"), or three (3) years after the occurrence of a Change in Control of the Company in the event a Change in Control of the Company shall have occurred on or prior to the Ordinary Course Termination Date. The Ordinary Course Termination Date shall be automatically extended for additional three (3) year periods unless either party shall give written notice of nonextension to the other party at least 120 days prior to the then current Ordinary Course Termination Date. Each such extension shall be effective as of the day prior to the then current Ordinary Course Termination Date.

         Section 2. Position and Duties.  A. From and after October 1, 1999, the
         ---------- --------------------
Company shall employ the Executive as, and the Executive shall serve as, President and Chief Executive Officer of the Company or in such other executive capacity as the Company and the Executive may hereafter mutually agree. Unless otherwise agreed by the Executive and the Company, the Executive shall be based at the Company's offices in Memphis, Tennessee.

         B. The Executive shall devote his full-time efforts to the business and affairs of the Company and shall perform his duties as an executive officer, or in such other executive capacity as the Company and the Executive may hereafter mutually agree, faithfully, diligently and to the best of his ability and in conformity with the policies of the Company and under and subject to such reasonable directions and instructions as the Board of Directors may issue from time to time.

         Section 3. Salary. Effective October 1, 1999, the Company shall pay the
         ---------- -------
Executive a salary of $400,000 per year in approximately equal installments in accordance with the normal pay schedule for officers of the Company. In the event the Board of Directors of the Company shall at any time or times thereafter increase the Executive's salary, then the Executive's salary under






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this Agreement for any period after any such increase shall be not less than the last amount to which the Board increased the salary of the Executive.

         Section 4.  Deferred  Compensation.  Beginning  October  1,  1999,  the
         ----------  -----------------------
Executive shall be entitled to participate in the TBC Corporation Executive Deferred Compensation Plan, as the same may be amended from time to time thereafter.

         Section 5.  Other  Benefits.  In  addition  to the salary and  deferred
         ----------  --------------
compensation payable pursuant to Sections 3 and 4, the Executive shall, during the term of his employment, participate in the TBC Corporation Management
Incentive Compensation Plan, 1989 Stock Incentive Plan, the 2000 Stock Option Plan, and in any other stock option or compensation plan or arrangement adopted by the Company in addition to, or in lieu of, said plans. The Company shall also, during the term of the Executive's employment, extend to Executive the fringe benefits (including, but not limited to, medical, disability and life insurance, vacation, personal leave, automobile and other similar personal benefits) which it establishes from time to time for its most highly compensated executives. In furtherance and not in limitation of the foregoing, the Executive shall receive an automobile allowance of not less than $1,730 per month and membership in a Memphis, Tennessee country club (with initiation fees and monthly dues paid by the Company). The Executive shall also be eligible for a minimum of three weeks of paid vacation.

         Section 6.  Termination of Employment.  A. The  Executive's  employment
         ----------  --------------------------
shall terminate upon the death of the Executive, but the Company shall continue to pay each month for twelve (12) months after the death of the Executive an amount per month equal to the salary per month (inclusive of the amount of deferred compensation) that was being paid to the Executive at the time of his death to the person or entity that the Executive shall have last designated in writing to the Company, or if the Executive shall fail to designate a person or entity or if the person or entity so designated shall not be in existence at the time of any payment pursuant to this Section 6.A., then to the Executive's estate. Nothing in this Section 6.A. shall in any way limit or restrict any rights or benefits to which the heirs, legatees or successors in interest of the Executive are entitled under any plans, insurance or other arrangements referred to in Section 5 hereof in the event of the Executive's death.

         B. The Company shall have the right to terminate the Executive's employment hereunder at any time upon not less than sixty (60) days' advance written notice to the Executive in the event of such prolonged physical or mental disability or other condition of the Executive as, in the reasonable judgment of the Board of Directors, shall render him incapable of performing the services required of him hereunder; provided, however, that (i) no disability or condition shall be considered incapacitating unless it has prevented the Executive from carrying on his duties for a consecutive period of at least three
(3) months; and (ii) the Executive's employment shall not terminate if such disability is cured within the 60-day notice period provided herein. In addition to any retirement benefits payable to the Executive under Section 8, in the event Executive's employment is terminated as the result of disability pursuant to this Section 6.B., the Company shall continue to pay to the Executive each month for twelve (12) months after such termination an amount equal to his salary per month (inclusive of the amount of deferred compensation) at the time of such termination.





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         C. The  Company  shall  have the  right to  terminate  the  Executive's employment hereunder at any time upon not less than sixty (60) days' advance written notice to the Executive in the event that (i) the Executive engages in an act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company; or (ii) the Executive shall deliberately and intentionally refuse in a material way to observe or comply with any of the material terms or provisions hereof (except by reason of total or partial incapacity due to physical or mental disability or otherwise) and such refusal is not cured or corrected within the 60-day notice period provided herein. In the event that the Company shall terminate the Executive's employment pursuant to this Section 6.C., the Company shall have no further obligation or liability under this Agreement, except that the Company shall pay to the Executive the portion, if any, of the Executive's salary which remains unpaid for the period up to the date of termination.

         D. 1. Provided that no Change in Control of the Company shall have then occurred or be pending or contemplated, the Company shall have the right to terminate the Executive's employment, without cause, at any time during the term of the Executive's employment hereunder immediately upon the giving of written notice thereof to the Executive. In the event of any such termination without cause, the Company shall, during each month during the remainder of the period specified in Section 1 hereof or during the period of eighteen (18) months after such termination of employment, which ever is longer, pay the Executive (i) the monthly salary (inclusive of the amount of deferred compensation) that was being paid to the Executive prior to such termination of employment, plus (ii) one-twelfth (1/12) of the sum of any benefits which the Executive may have earned under any incentive compensation plans of the Company with respect to the last two fiscal years preceding the year in which such termination of employment occurs, divided by two. If the Executive dies during the period that he is receiving compensation pursuant to this Section 6.D.1., the Company shall continue to make such payments to the person or entity entitled thereto pursuant to Section 6.A. for the period of time provided in this Section 6.D.1.

                  2. If the Company gives timely notice of nonextension of the Ordinary Course Termination Date in accordance with Section 1, the Company shall, for purposes of this Section 6.D., be deemed to have terminated the Executive's employment without cause as of the date of such notice of nonextension.

         E. If a Change in Control of the Company shall occur on or prior to the then current Ordinary Course Termination Date, and the employment of the Executive shall terminate during the period of three (3) years following the Change in Control of the Company, regardless of whether the Executive resigns or is discharged or whether his employment is terminated due to his death or disability or otherwise (except for termination pursuant to the provisions of clause (i) of Section 6.C. above), the following shall be applicable:

                  1. During the remainder of the period specified in Section 1 hereof or for a period of three (3) years after such termination of employment, whichever is longer, the Company shall continue to pay to the Executive an amount equal to his salary determined in accordance with the provisions of
Section 3, including any compensation deferred in accordance with the provisions of Section 4.




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






                  2. Beginning on the first day of the month following such termination of the Executive's employment and on the first day of every month thereafter during the period of time specified in Section 6.E.1. above, the Company shall pay to Executive one-twelfth (1/12) of the greater of (i) the sum of any benefits which the Executive may have earned under any incentive compensation plans of the Company with respect to the last two fiscal years of the Company preceding the year in which the termination of the Executive's employment occurred, divided by two; or (ii) the sum of any benefits which the Executive may have earned under any incentive compensation plans of the Company with respect to the last two years of the Company preceding the year in which the Change in Control occurred, divided by two.

                  3. During the time period specified in Section 6.E.1. above, the Company shall, at its expense, provide to or for the benefit of the Executive medical, disability, and life insurance benefits comparable to those provided prior to the Change in Control of the Company.

                  4. Any options or stock appreciation rights which the Executive holds under the 1989 Stock Incentive Plan, the 2000 Stock Option Plan, or under any other option plan of the Company on the date of the termination of his employment may be exercised by the Executive with respect to all shares subject to any such options or rights at any time within ninety (90) days of the Executive's termination of employment, regardless of whether such options or rights were exercisable on the date of termination; or at any time within ninety
(90) days after the termination of the Executive's employment, the Executive may, in lieu of exercising all or any portion of any such option or right, elect to be paid by the Company in cash the excess of the fair market value of a Company share (as defined in the 1989 Stock Incentive Plan of the Company) on the date the election is made (or, if higher, the highest price per Company share actually paid in connection with the Change in Control of the Company) over the option price per share times the number of shares then subject to unexercised options held by the Executive as to which this election is made, whether or not such options were exercisable on the date of the termination of the Executive's employment. Any payment required to be made to the Executive pursuant to the preceding sentence shall be made within two (2) days of the Executive's election to be paid in cash.

                  5. Within forty-five (45) days after the end of the fiscal year in which termination of the Executive's employment occurs, the Company shall make pro rata awards to the Executive under any incentive compensation plans of the Company in which he participated which shall be calculated by multiplying (i) the fraction of which the numerator is the number of full months worked during such year and the denominator is twelve (12), (ii) by the awards which would have been earned (as determined by the Board of Directors of the Company) if termination had not occurred during such year and if the maximum amount payable to the Executive under the plans had been earned for such year.

                  6. If the Executive dies during the period that he is receiving compensation or fringe benefits pursuant to the provisions of Section 6.E.1., 2. or 3., the Company shall continue to make such payments to the person or entity entitled thereto pursuant to Section 6.A. for the period of time provided in Section 6.E.1. If the Executive dies prior to receiving the payments specified in Section 6.E.5. or prior to exercising his rights under Section 6.E.4., such payments shall be made at the time they are required to be made hereunder to the person or entity entitled thereto pursuant to Section 6.A., and such rights may be exercised during the time the Executive






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could have  exercised  them but for his death by the  person or entity  entitled thereto pursuant to Section 6.A.

                  7. A "Change in Control" of the Company shall, for purposes of this Agreement, mean any change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the same is construed by the Securities and Exchange Commission on the date of execution of this Agreement or in accordance with any change made with respect to said Item or construction thereof deemed more favorable by the Executive; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Executive and/or any entity then controlled by the Company or the Executive is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period; (iii) the Company merges or consolidates with another corporation and the Company or an entity controlled by the Company or the Executive immediately prior to the merger or consolidation is not the surviving entity; or (iv) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company takes place.

         Section  7.  Non-Disclosure  and  Non-Competition.   A.  The  Executive
         -----------  ------------------------------------
recognizes and acknowledges that he will have access to certain confidential information of the Company, including but not limited to, trade, secrets, customer lists, sales records and other proprietary commercial information, and that such information constitutes valuable, special and unique property of the Company. The Executive agrees that he will not, for any reason or purpose whatsoever, during or after the term of his employment, disclose any such confidential information to any party without the express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder.

         B. The Executive agrees with the Company that during the term of his employment with the Company and for such longer period as the Executive shall be receiving payments under Section 6.D. above, the Executive shall not engage in any Competitive Activity. For purpose of this Agreement, "Competitive Activity" shall mean the Executive's participation, without the written consent of the Company, in the management of any business operation of any enterprise if such operation (a "Competitive Operation") engages in substantial and direct competition with any business operation actively conducted by the Company or its subsidiaries. "Competitive Activity" shall not include (i) the mere ownership of securities in any enterprise or (ii) participation in the management of any enterprise or any business operation thereof, other than in connection with a Competitive Operation of such enterprise.

         C. The Executive acknowledges that his compliance with the agreements in Sections 7.A. and 7.B. hereof is necessary to protect the goodwill and other proprietary interests of the Company. The Executive acknowledges that a breach of his agreements in Sections 7.A. or 7.B.



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hereof will result in irreparable  and continuing  damage to the Company and its business, for which there will be no adequate remedy at law; and the Executive agrees that in the event of any breach of the aforesaid agreements, the Company shall be entitled to injunctive relief and to such other and further relief as may be proper.

         Section 8. Retirement  Benefits.  A. The Executive shall be entitled to
         ---------- ---------------------
participate in the Company's 401(k) Savings Plan and in any other retirement plan hereafter adopted by the Company for the benefit of its employees, subject in each case to the terms of any such plan governing participation therein. In addition, the Executive shall be entitled to supplemental retirement benefits in accordance with the terms of the Company's Executive Retirement Plan and shall be credited with two Years of Service thereunder on his Employment Start Date. If he is then employed by the Company, the Executive shall, for purposes of the Company's Executive Retirement Plan, be credited with 1.6 Years of Service for the twelve month period ending March 31, 2003 and for each full twelve month period thereafter that he is so employed.

         B. If a Change in Control of the Company occurs, the Executive shall, for purposes of the Executive Retirement Plan, be credited with such additional Years of Service as are necessary to cause him to have five Years of Service thereunder as of the date of the Change in Control. In addition, if the Executive's employment is terminated during the three (3) year period following the Change in Control and the Executive is entitled to continuing compensation under Section 6.E. of this Agreement, for purposes of the Executive Retirement Plan, (i) the Executive shall, as of the day preceding the date of his termination of employment, be credited with 1.6 Years of Service thereunder for each twelve month period during the time period specified in Section 6.E.1.; and
(ii) if the Executive has not reached 55 years of age on the date his employment is terminated, the Executive's supplemental retirement benefits thereunder shall be calculated as if he were then 55 years old.

         C. Notwithstanding anything to the contrary set forth in Section 8.A. or 8.B, the maximum Years of Service with which the Executive shall be credited during his employment with the Company shall not exceed 25 for purposes of calculating his benefits under the Executive Retirement Plan.

         D. The Company shall establish and maintain a trust fund to fund the payment of all benefits to be paid to the Executive pursuant to Sections 6 and 8 under the circumstances described in, and in accordance with the terms of, a trust agreement substantially in the form attached hereto as Exhibit A. The Company may add to said trust fund the amounts of any deferred compensation payable to the Executive in order to fund the payments thereof as provided in any plan relating thereto.

         Section 9.  Incentive Compensation Plan References.   For  purposes  of
         ---------   --------------------------------------
this Agreement, any reference to "incentive compensation plans" of the Company shall not include stock option plans.

         Section 10.  Limitation on Payments.  A.  Sections 280G and 4999 of the
         ----------   ----------------------
Internal Revenue Code (the "Code") impose a 20% excise tax on excessive compensation received by, and deny a deduction to the Company for the amount of excess compensation paid to, employees who are



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officers, shareholders or highly compensated individuals as a result of a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company's assets. In general, payments to an individual that are contingent on a Change in Control will not be treated as excessive if such payments are less than three (3) times the average annual compensation received by such individual over the five (5) years preceding the Change in Control. The provisions that follow are designed to maximize the amounts payable to the Executive under this Agreement in the event of a Change in Control, taking into consideration the possible application of the foregoing Code provisions.

         B. Notwithstanding anything in this Agreement to the contrary, in the event that it is determined that any payment by the Company to the Executive or for the Executive's benefit, whether paid or payable pursuant to the terms of this Agreement or otherwise, would be taxable because of Section 4999 of the Code, then the aggregate present value of amounts payable to the Executive or for the Executive's benefit pursuant to this Agreement shall be reduced to the Reduced Amount unless C. below applies. For purposes of this subparagraph, the "Reduced Amount" shall be defined as an amount expressed in present value which maximizes the amounts payable pursuant to this Agreement without causing any such payments to be taxable to the Executive because of Section 4999 of the Code.

         C. If the Net After Tax Benefit of all amounts payable to the Executive pursuant to this Agreement exceeds the Net After Tax Benefit of the Reduced Amount, then this Section 10 shall not apply to limit any amount payable to the Executive. "Net After Tax Benefit" means the amount payable to the Executive or for the Executive's benefit pursuant to this Agreement (whether the Reduced Amount or the full amounts payable to the Executive under this Agreement), less the sum of (i) the amount of federal income taxes payable with respect to such amounts and (ii) the amount of excise taxes payable on such amounts pursuant to
Section 4999 of the Code, if any. For purposes of this clause C., federal income taxes payable in respect of future payments shall be those prescribed by the Code at the time the calculation is made for the periods in which the same shall be payable.

         D. An initial determination as to whether any reduction in payments and benefits is necessary in order to comply with B. above and, if so, the calculation of the Reduced Amount shall be made by the Company and furnished to the Executive in writing within seven (7) days following the date of the Change of Control of the Company. From time to time thereafter as necessary and, in any event, upon termination of the Executive's employment, the Company shall re-examine its determination and recalculate the Reduced Amount and promptly furnish information with respect to the same to the Executive in writing. The Company's determination and its calculation of the Reduced Amount following the termination of the Executive's employment will be final and binding upon the Executive unless the Executive notifies the Company within eight (8) days after the Executive receives the Company's determination and calculation that the Executive disputes the same. Within ten (10) days after the Executive so notifies the Company, the Executive shall deliver to the Company a statement of the basis for the Executive's opinion as to whether any reduction in payments and benefits is necessary, pursuant to B. above and, if so, the Executive's calculation of the Reduced Amount. If, within ten (10) days after the Company receives such statement, the Company and the Executive are unable to agree as to whether any reduction is necessary or as to the calculation of any amounts under this




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Section  10, then the Company and the  Executive  shall,  within  three (3) days thereafter, choose a nationally recognized accounting firm to resolve any such dispute. Such accounting firm's determination shall be made promptly and delivered to the Company and the Executive within twenty (20) days of its appointment and shall be final and binding on the parties. All costs incurred in connection with the accounting firm's determination shall be borne by the Company.

         E. Within ten (10) days after the date a determination and calculation of the Reduced Amount becomes final and binding in accordance with D. above, the Executive may elect which portion of the payments due him under this Agreement shall be eliminated or reduced to meet such Reduced Amount (including meeting the Reduced Amount by reducing the present value of any payment and benefits through deferral of the payment date). If the Executive does not notify the Company of his election within such ten (10) day period, the Company shall have the right to decide how the Reduced Amount will be met.

         F. Pending a final and binding determination and calculation of the Reduced Amount in accordance with this Section 10, the Executive shall have the right to require the Company to pay to the Executive all or any undisputed portion of the Reduced Amount, as determined and calculated by the Company, that would be then due and payable to the Executive pursuant to this Agreement. Such payment shall be made by the Company within two (2) days after the date of receipt of notice from the Executive requesting such payment.

         G. The Company shall pay to the Executive or for the Executive's benefit that portion of the Reduced Amount which is then due and payable (less any amount previously paid by the Company pursuant to F. above) within ten (10) days after receipt of the election by the Executive described in E. above or, in the absence of such an election, within fifteen (15) days after the date upon which any determination and calculation of the Reduced Amount becomes final and binding in accordance with D. above. The balance of the Reduced Amount shall be paid promptly as the same becomes due and payable under this Agreement.

         H. In the event that the Internal Revenue Service or a court of competent jurisdiction makes a final determination that any payments to the Executive under this Agreement are taxable to the Executive pursuant to Section 4999 of the Code, and such payments should not have been made under the terms of Sections 10.B. and C. hereof (such taxable payments and benefits being referred to hereinafter as an "Overpayment") or in the event that the Code shall be amended or final regulations thereunder adopted and, as a result thereof, payments or benefits previously made to the Executive under this Agreement should not have been made under the terms of Sections 10.B. and C. and are thus recharacterized as an Overpayment, the amount of such Overpayment shall be treated for all purposes as a loan to the Executive which shall be repayable by the Executive within thirty (30) days after demand by the Company, together with interest at the applicable federal rate specified for a demand loan in Section 7872(f)(2) of the Code, compounded semiannually. The foregoing provision relating to Overpayments shall be applicable notwithstanding previous compliance by the Company and the Executive with the requirements of this Section 10; provided, however, that no such Overpayment shall be repaid by the Executive to the Company if and to the extent that, despite making such repayment, the amount which is subject to taxation under Section 4999 of the Code would not be reduced.





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         Section 11. Amendment of Agreement.  This Agreement may be amended from
         ----------- ----------------------
time to time  hereafter  only with the mutual  consent of the  Executive and the
Board  of  Directors  of  the  Company  (or  any  committee   thereof  to  which
responsibility for this Agreement has been delegated). All amendments shall be in writing, shall reference this Agreement and state that an amendment to this Agreement is being made in the respects set forth therein, and shall be executed by the Executive and the Company.

         Section 12. Waiver.  The failure of either party to insist,  in any one
         ----------- -------
or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement by the other party hereto, shall not be construed as a waiver or as a relinquishment of any right granted hereunder to the party failing to insist on such performance, or as a waiver of the future performance of any such term, covenant or condition, but the obligations hereunder of both parties hereto shall remain unimpaired and shall continue in full force and effect.

         Section 13. Successor; Binding Agreement. The Company shall require any
         ----------- -----------------------------
successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of such succession shall be deemed to be a Change in Control of the Company effective on the date of such succession. As used herein, "Company" shall mean TBC Corporation and any successor to its business and/or its assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         Section 14. Notices.  All notices  required or  permitted  to be given
         ----------- --------
under this Agreement shall be in writing and shall be mailed (postage prepaid via either registered or certified mail) or delivered, if to the Company, addressed to:

                TBC Corporation
                4770 Hickory Hill Drive
                Post Office Box 18342
                Memphis, Tennessee 38181-0342

                Attention: Chairman of the Board

and if to the Executive, addressed to the Executive at his then current home address as set forth in the Company's books and records. Either party may change the address to which notices to it or him are to be directed by giving written notice of such change to the other party in the manner specified in this paragraph.

         Section 15.  Arbitration.  Any  controversy  or claim arising out of or
         -----------  ------------
relating to this Agreement, or the breach thereof, shall be settled by arbitration in Memphis, Tennessee, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.




                                      -60-


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         Section 16.  Validity.  The  invalidity  or  unenforceability   of  any
         ----------   ---------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                  TBC CORPORATION



                                  By /s/ MARVIN E. BRUCE
                                    -----------------------------------
                                     Marvin E. Bruce,
                                     Chairman of the Board



                                  /s/ LAWRENCE C. DAY
                                 ---------------------------------------
                                    LAWRENCE C. DAY (Executive)




























                                      -61-


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